854 Putnam NY Tax Exempt Opportunities attachment
11/30/02 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	$7,181
Class B	$2,776
Class C	$169

72DD2 	(000s omitted)

Class M	$98

73A1

Class A	0.4695
Class B	0.4111
Class C	0.3987

73A2

Class M	0.4421

74U1	(000s omitted)

Class A	15,441
Class B	7,073
Class C	568

74U2	(000s omitted)

Class M	221

74V1

Class A	$8.89
Class B	$8.89
Class C	$8.91

74V2

Class M	$8.88